Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

Listed below are subsidiaries of CIGNA Corporation as of December 31, 2006 with their jurisdictions of organization shown in parentheses. Those subsidiaries not listed would not, in the aggregate, constitute a “significant subsidiary” of CIGNA Corporation, as that term is defined in Rule 1-02(w) of Regulation S-X.

CIGNA Holdings, Inc. (Delaware)
I. Connecticut General Corporation (Connecticut)
A. Arbor Reinsurance Company Limited (Bermuda)
B. CIGNA Dental Health, Inc. (Florida)
(1)     CIGNA Dental Health of California, Inc. (California)
(2)     CIGNA Dental Health of Colorado, Inc. (Colorado)
(3)     CIGNA Dental Health of Delaware, Inc. (Delaware)
(4)     CIGNA Dental Health of Florida, Inc. (Florida)
(5)     CIGNA Dental Health of Illinois, Inc. (Illinois)
(6)     CIGNA Dental Health of Kansas, Inc. (Kansas)
(7)     CIGNA Dental Health of Kentucky, Inc. (Kentucky)
(8)     CIGNA Dental Health of Maryland, Inc. (Maryland)
(9)     CIGNA Dental Health of Missouri, Inc. (Missouri)
(10)   CIGNA Dental Health of New Jersey, Inc. (New Jersey)
(11)   CIGNA Dental Health of North Carolina, Inc. (North Carolina)
(12)   CIGNA Dental Health of Ohio, Inc. (Ohio)
(13)   CIGNA Dental Health of Pennsylvania, Inc. (Pennsylvania)
(14)   CIGNA Dental Health of Texas, Inc. (Texas)
(15)   CIGNA Dental Health of Virginia, Inc. (Virginia)
(16)   CIGNA Dental Health Plan of Arizona, Inc. (Arizona)
C. CIGNA Health Corporation (Delaware)
(1) Choicelinx Corporation (Delaware)
(2) Healthsource, Inc. (New Hampshire)
(a)     CIGNA HealthCare of Arizona, Inc. (Arizona)
(b)     CIGNA HealthCare of California, Inc. (California)
(c)     CIGNA HealthCare of Colorado, Inc. (Colorado)
(d)     CIGNA HealthCare of Connecticut, Inc. (Connecticut)
(e)     CIGNA HealthCare of Delaware, Inc. (Delaware)
(f)     CIGNA HealthCare of Florida, Inc. (Florida)
(g)    CIGNA HealthCare of Georgia, Inc. (Georgia)
       (h)    CIGNA HealthCare of Illinois, Inc. (Delaware) (99.60% with balance owned by non-affiliate)
(i)     CIGNA HealthCare of Indiana, Inc. (Indiana)
(j)     CIGNA HealthCare of Maine, Inc. (Maine)
(k)    CIGNA HealthCare of Massachusetts, Inc. (Massachusetts)
            (l)    CIGNA HealthCare Mid-Atlantic, Inc. (Maryland)
(m)   CIGNA HealthCare of New Hampshire, Inc. (New Hampshire)
(n)    CIGNA HealthCare of New Jersey, Inc. (New Jersey)
           (o)    CIGNA HealthCare of New York, Inc. (New York)
           (p)    CIGNA HealthCare of North Carolina, Inc. (North Carolina)
(q)    CIGNA HealthCare of Ohio, Inc. (Ohio)
(r)     CIGNA HealthCare of Pennsylvania, Inc. (Pennsylvania)
(s)    CIGNA HealthCare of South Carolina, Inc. (South Carolina)
(t)     CIGNA HealthCare of St. Louis, Inc. (Missouri)
(u)    CIGNA HealthCare of Tennessee, Inc. (Tennessee)
(v)    CIGNA HealthCare of Texas, Inc. (Texas)
(w)    CIGNA HealthCare of Utah, Inc. (Utah)
(x)     CIGNA HealthCare of Virginia, Inc. (Virginia)

(y)    CIGNA Insurance Group, Inc. (New Hampshire)
(z)     CIGNA Insurance Services Company (South Carolina)
(aa)   Temple Insurance Company Limited (Bermuda)
(3) Managed Care Consultants, Inc. (Nevada)
D. CIGNA Behavioral Health, Inc. (Minnesota)
E. CIGNA Life Insurance Company of Canada (Canada)
F. CIGNA Life Insurance Company of New York (New York)
G. Connecticut General Life Insurance Company (Connecticut)
(1) CareAllies, LLC (Delaware)
(2) CIGNA Government Services, LLC (Delaware)
(3) CIGNA Health Support, LLC (Delaware)
(4) Tel-Drug of Pennsylvania, LLC (Pennsylvania)
H. International Rehabilitation Associates, Inc. d/b/a Intracorp (Delaware)
I. Life Insurance Company of North America (Pennsylvania)
(1) CIGNA & CMC Life Insurance Company Limited (China) (50% with balance owned by non-affiliate)
(2) LINA Life Insurance Company of Korea (Korea)
(3) Linatex, Inc. (Delaware)
J. Tel-Drug, Inc. (South Dakota)
K. vielife Holdings Limited (United Kingdom)
II. CIGNA Global Holdings, Inc. (Delaware)
A. CIGNA International Marketing (Thailand) Limited (Thailand) (99.98% with balance owned by affiliates)
B. CIGNA Global Reinsurance Company, Ltd. (Bermuda)
(1) CIGNA Holdings Overseas, Inc. (Delaware)
(a) CIGNA Apac Holdings Limited (New Zealand)
(i) CIGNA Hong Kong Holdings Company Limited (Hong Kong)
(a) CIGNA Worldwide General Insurance Company Limited (Hong Kong)
(b) CIGNA Worldwide Life Insurance Company Limted (Hong Kong)
(ii) CIGNA Life Insurance New Zealand Limited (New Zealand)
(iii) CIGNA Taiwan Life Insurance Company Limited (New Zealand)
(b)	CIGNA Europe Insurance Company S.A.-N.V. (Belgium) (99.99% with balance owned by an affiliate)
(c)   CIGNA European Services (UK) Limited (United Kingdom)
(d)   CIGNA Life Insurance Company of Europe S.A.- N.V. (Belgium) (99.99% with balance owned by an affiliate)
        (e)   Empresa Guatemalteca CIGNA de Seguros, Sociedad Anonima (Guatemala)
(97.43% with balance owned by non-affiliates)
(f) CIGNA Seguradora S.A. (Brazil) (99.92% with balance owned by affiliate)
(g) Inversiones CIGNA Limitada (Chile) (99.55% with balance owned by affiliate)
(i) CIGNA Asistencia Administrativa Limitada (Chile) (98.09% with balance owned by affiliate)
(ii) CIGNA Compania de Seguros de Vida (Chile) S.A. (Chile) (98.64% with balance owned by non-affiliates)
(h) RHP Thailand Limited (Thailand)
(i) KDM (Thailand) Limited (Thailand)
(a) CIGNA Insurance Public Company Limited (Thailand)
(2) CIGNA Worldwide Insurance Company (Delaware)
(a)    PT. Asuransi CIGNA (Indonesia) (80% with balance owned by non-affiliate)
(b)	CIGNA Global Insurance Company Limited (Guernsey) (99.99% with balance owned by affiliate)
C. CIGNA International Corporation (Delaware)
D. CIGNA International Services, Inc. (Delaware)

III. CIGNA Investment Group, Inc. (Delaware)
A. CIGNA International Finance Inc. (Delaware)
(1) CIGNA International Investment Advisors, Ltd. (Delaware)
              (a) CIGNA International Investment Advisors Limitada (Chile)
B. CIGNA Investments, Inc. (Delaware)
C. CIGNA Investment Advisors, Inc. (Delaware)
IV. CIGNA Intellectual Property, Inc. (Delaware)